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                       WESTFORD GROUP, INC. AND SUBSIDIARY

                    EXHIBIT 21 - SUBSIDIARY OF THE REGISTRANT
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                              WESTFORD GROUP, INC.
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                      American Legal Publishing Corporation
                              A Publishing Company

















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